Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271, Form S-8 No. 33-59866, Form S-8 No. 333-44735, Form S-8
No.  333-53417,  Form S-8 No. 333-93633,  Form S-8 No.  333-30650,  Form S-8 No.
333-37142,  Form  S-4 No.  333-50018,  Form  S-8  No.  333-74344,  Form  S-8 No.
333-74340 and Form S-3 No. 333-74564) of Hilb, Rogal and Hamilton Company and in the related Prospectuses of our report dated February 15, 2002 with respect to the combined financial statements of Hobbs Group, LLC included in Hilb, Rogal and Hamilton Company's Current Report on Form 8-K dated July 1, 2002, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Atlanta, Georgia
July 10, 2002